EXHIBIT 23.12
                        CONSENT TO BE NAMED AS A DIRECTOR

                                       OF

                         TRANSPORTATION COMPONENTS, INC.

      The undersigned hereby consents to be named as a director of Transportation Components Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April 7,  1998

                                    By:/s/Everett W. Petry
                                    Name: Everett W. Petry